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                                                                       EXHIBIT 5

         JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                               PLACE ST. CHARLES
                            201 ST. CHARLES AVENUE
                       NEW ORLEANS, LOUISIANA 70170-5100



                                 June 19, 1997

Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard
Metairie, LA  70005

     RE:  Stewart Enterprises, Inc.
          Class A Common Stock Offering

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by you on June 20, 1997 with the Securities and Exchange Commission (the "Commission") with respect to an offering by you of up to 1,092,500 shares of Class A Common Stock, no par value per share (the "Shares"). In so acting, we have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and of such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that the Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                            Very truly yours,



                                            Jones, Walker, Waechter, Poitevent,
                                            Carrere & Denegre, L.L.P.



                                                 /s/ L.R. McMillan, II
                                            By: --------------------------------
                                                L.R. McMillan, II